Exhibit 24.1

POWER OF ATTORNEY

The undersigned, a member of the Board of Directors of Diamond Foods, Inc. (“Company”), hereby constitutes and appoints Brian J. Driscoll and Raymond Silcock, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf the Company’s registration statement on Form S-3 with respect to a shelf registration of securities to be filed with the Securities and Exchange Commission on or about May 8, 2014 (“Registration Statement”), to sign any amendments (including post-effective amendment) thereto and any registration statement for an offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith and making such changes in the Registration Statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name and Signature	Date

/s/ Alison Davis	May 8, 2014
Alison Davis

/s/ R. Dean Hollis	May 8, 2014
R. Dean Hollis

/s/ Robert M. Lea	May 8, 2014
Robert M. Lea

/s/ Nigel A. Rees	May 8, 2014
Nigel A. Rees

/s/ Matthew C. Wilson	May 8, 2014
Matthew C. Wilson

/s/ William L. Tos, Jr.	May 8, 2014
William L. Tos, Jr.

/s/ Edward A. Blechschmidt	May 8, 2014
Edward A. Blechschmidt

/s/ Robert J. Zollars	May 8, 2014
Robert J. Zollars